UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
         --------------------------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                December 9, 2005


                             HEARTLAND EXPRESS, INC.
             (Exact name of registrant as specified in its charter)


                        Commission File Number - 0-15087


            NEVADA                                              93-0926999
(State of other Jurisdiction                               (IRS Employer ID No.)
        of Incorporation)

2777 HEARTLAND DRIVE, CORALVILLE, IOWA                            52241
(Address of Principal Executive Offices)                        (Zip Code)


        Registrant's Telephone Number (including area code): 319-545-2728

ITEM 8.01.  OTHER EVENTS

     On December 9, 2005, Heartland Express, Inc. (the "Company") announced the declaration of a quarterly cash dividend. A copy of the press release issued by the Company is attached as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

     The Exhibit listed on the Exhibit Index accompanying Form 8-K is furnished herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

                                                   HEARTLAND EXPRESS, INC.

Date: December 9, 2005                             BY: /s/ John P. Cosaert
                                                   -----------------------
                                                   JOHN P. COSAERT
                                                   Vice-President
                                                   Finance and Treasurer

                                  EXHIBIT INDEX

99.1 Press release issued by the Company on December 9, 2005 announcing the declaration of a quarterly cash dividend.

                                Exhibit No. 99.1



Friday, December 9, 2005, For Immediate Release

Press Release

Heartland Express, Inc. Declares Regular Quarterly Dividend


CORALVILLE, IOWA - December 9, 2005 - Heartland Express, Inc. (Nasdaq: HTLD) The Board of Directors of Heartland Express, Inc. announced today the declaration of a regular quarterly cash dividend. The $0.02 per share dividend will be paid on January 3, 2006 to shareholders of record at the close of business on December 22, 2005. A total of approximately $1.5 million will be paid on the Company's
73.8 million outstanding shares of common stock.

Heartland Express, Inc. implemented a quarterly cash dividend program in the third quarter of 2003. This is the Company's tenth consecutive quarterly cash dividend.

The press release may contain forward-looking statements, which are based on information currently available. These statements and assumptions involve certain risks and uncertainties. Actual events may differ from these expectations as specified from time to time in filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement to the extent it becomes aware that it will not be achieved for any reason.

                         For further information contact
                            John P. Cosaert, EVP; CFO
                             Heartland Express, Inc.
                                  319-545-2728





                                 END OF REPORT